EXHIBIT 99.1
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PRESS RELEASE                        Source: International Travel CD's, Inc.

INTERNATIONAL TRAVEL CD'S, INC. ANNOUNCES TERMINATION OF AGREEMENT WITH CHRIS SCHWARTZ


Wednesday October 2, 12:22 pm ET

BALA CYNWYD, Pa. --(BUSINESS WIRE)-- Oct. 2, 2002-- The Board of Directors of International Travel CD's, Inc. (OTC:ILCD - News; the "Company") today announced that due to market conditions, the Company was unable to raise the necessary funds to close its share exchange transaction with Chris Schwartz and that the parties have mutually agreed to terminate their agreements.

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Contact:

International Travel CD's, Inc.
Cecile T. Coady, 610/771-0234
coady@starlinx.com
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Source:  International Travel CD's, Inc.




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